Exhibit 99.1

Reliant Bancorp, Inc. Reports 2019 First Quarter Results

Reported Diluted EPS of $0.33

10.1% Annualized Organic Loan Growth

NIM of 3.63% / ROAA of 0.88%

18.6% Annualized Increase in TBVPS / 9.7% ROATCE

BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 24, 2019--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant”), reported net income of $3.8 million, or $0.33 per diluted common share for the first quarter of 2019, a slight increase over the $3.7 million and $0.33 per diluted common share for the first quarter of 2018 and down from $4.1 million and $0.36 per diluted common share from the fourth quarter of 2018. Of particular note, fourth quarter 2018 results were positively impacted by the full realization of a $0.5 million community investment tax credit (CITC) and normalized quarterly net income would have been $3.7 million, or $0.32 per diluted common share.

“We are pleased to report strong first quarter earnings for our company, driven by robust loan growth and superior credit results,” stated DeVan Ard, Jr., Chairman, President and CEO. “Loans increased 2.5% during the quarter, or 10.1% annualized, with $116 million in new loan production. Loan demand has been strong in all of our core markets, and we are especially pleased to see a significant contribution from our new office in Chattanooga.”

Quarterly Highlights

Consistent, Sustainable Organic Loan Growth and a Diverse Funding Mix

Loans Held for Investment increased by $31 million from fourth quarter 2018, a 10.1% annualized rate and $156 million, or 14.2%, year-over-year. Loan production totaled $116 million at a 5.62% weighted average rate, with C&I loans comprising 32% of the new production. Adjusted loan yield (loan coupon + loan fee accretion) for first quarter 2019 was 5.18%, up 9 basis points from the fourth quarter of 2018 and up 31 basis points from first quarter of 2018. “We are especially proud that our loan growth reflects 100% core, high quality loans originated at attractive yields and that we do not rely on purchasing loans to supplement our growth,” Ard went on to say.

Deposits increased by $73 million from the fourth quarter of 2018, a 20.4% annualized growth rate, and by $162 million from the first quarter of 2018, a 12.0% year-over-year growth rate. The deposit growth rate was enhanced by $56 million of CDs from the State of Tennessee, which the Company used to pay down more expensive borrowings, generating a 20-basis points net benefit. The cost of deposits was 1.34% during the first quarter of 2019, up 16 basis from the fourth quarter of 2018 and 56 basis from the first quarter of 2018. “Competition for deposits remains keen, and while we showed growth in non-interest-bearing deposit balances during the quarter, overall deposit costs increased. To repay higher cost borrowings, we raised more in deposits than what was needed to fund loan growth. With the Fed pausing on additional rate hikes, we expect deposit costs to stabilize in the second quarter,” concluded Ard.

Profitability Driven by Pricing Discipline & Expense Management

Net interest margin was 3.63% for the first quarter of 2019, a 19-basis point drop from the fourth quarter of 2018 and a 16-basis point decrease from the first quarter of 2018. However, after adjusting loan yields for tax credits and purchased loan discount accretion, the adjusted net interest margin for the first quarter of 2019 only decreases 1-basis point to 3.47% versus 3.48% for the fourth quarter of 2018.

The subsidiary bank only (excluding mortgage segment) efficiency ratio (non-GAAP) for the first quarter of 2019 was 64.0%, compared to 59.7% in the fourth quarter of 2018 and 61.1% for the first quarter of 2018. Non-interest expense for the first quarter of 2019 totaled $12.7 million, an increase of $0.5 million or 4.5% from the fourth quarter of 2018 and $0.6 million or 4.8% from the first quarter of 2018. When adjusted to exclude mortgage company and merger expenses, the first quarter 2019 non-interest expense is $10.4 million, up $1 million or 8.9% from first quarter 2018 and $0.2 million, or 1.6% from fourth quarter of 2018. Expense growth in the first quarter of 2019 was driven by salary expense from investments made in revenue producing employees and occupancy expense from launching new branches in both Murfreesboro and Chattanooga.

Asset Quality Remains a Hallmark of The Franchise

Non-performing assets totaled $6.1 million, or 0.35% of total assets at March 31, 2019, an increase of 5 basis points from December 31, 2018. The increase was the result of a $1 million loan being placed on non-accrual status. Management believes that an adequate reserve has been established for this credit. Additionally, criticized and classified credits as a percentage of total loans saw a significant improvement from 1.15% at December 31, 2018, to 0.94% at March 31, 2019.

The loan loss reserve was 0.90% of Loans Held for Investment (1.23% when unamortized purchased loan discounts are included), up 2-basis points from December 31, 2018. No provision was needed during the first quarter of 2019 due to net recoveries of $0.5 million, compared to a provision of $0.1 million in the first quarter of 2018 and $0.3 million in the fourth quarter of 2018.

Financial Strength Positions Company for Growth

Stockholders’ equity increased by $6.7 million, an annualized growth rate of 12.9%, to $215.1 million. Both the Company and Reliant continue to meet the definition of “Well Capitalized” financial institutions. Ard added, “Our strong credit culture continues to be a core tenet of the franchise and the bank remains appropriately reserved and well capitalized to support not only our current business, but also our future growth.”

Creating Shareholder Value

Tangible Equity increased by $6.9 million, an annualized growth rate of 17.7%, from fourth quarter 2018 to $163.5 million. TBVPS increased $0.63, or 18.6% annualized, to $14.21 from the fourth quarter of 2018 and by $1.27, or 9.8% from the first quarter of 2018. ROATCE was 9.7% for the first quarter of 2019, down slightly from first quarter of 2018 and down 103 basis points from the fourth quarter of 2018.

The Company declared a $0.09 per share dividend payable to shareholders of record as of April 8, 2019, representing a 12.5% increase over the dividend declared for the first quarter of 2018.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures. The non-GAAP measures in this release include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact,” and “efficiency ratio.” We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under generally accepted accounting principles.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of March 31, 2019, Reliant Bancorp had approximately $1.8 billion in total assets, approximately $1.3 billion in loans and approximately $1.5 billion in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (2) increased levels of other real estate, primarily as a result of foreclosures, (3) the impact of liquidity needs on our results of operations and financial condition, (4) competition from financial institutions and other financial service providers, (5) the effect of interest rate increases on the cost of deposits, (6) unanticipated weakness in loan demand or loan pricing, (7) lack of strategic growth opportunities or our failure to execute on those opportunities, (8) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (9) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (10) our ability to effectively manage problem credits, (11) our ability to successfully implement efficiency initiatives on time and in amounts projected, (12) our ability to successfully develop and market new products and technology, (13) the impact of negative developments in the financial industry and U.S. and global capital and credit markets, (14) our ability to retain the services of key personnel, (15) our ability to adapt to technological changes, (16) risks associated with litigation, including the applicability of insurance coverage, (17) the vulnerability of Reliant Bank’s network and online banking portals, and the systems of parties with whom the Company and Reliant Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches, (18) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (19) adverse results (including costs, fines, reputational harm, and/or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, and (20) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

RELIANT BANCORP, INC. CONSOLIDATED BALANCE SHEETS March 31, 2019, December 31, 2018 and March 31, 2018 (Dollar Amounts in Thousands)

ASSETS	March 31, 2019	December 31, 2018	March 31, 2018
	Unaudited	Audited	Unaudited
Cash and due from banks	$34,796	$34,807	$51,285
Federal funds sold	409	371	67
Total cash and cash equivalents	35,205	35,178	51,352
Securities available for sale	310,305	296,323	290,012
Loans, net of unearned income	1,262,160	1,231,076	1,105,677
Allowance for loan losses	(11,354)	(10,892)	(9,731)
Loans, net	1,250,806	1,220,184	1,095,946
Mortgage loans held for sale, net	9,990	15,823	24,969
Accrued interest receivable	8,389	8,214	7,117
Premises and equipment, net	21,970	22,033	19,458
Restricted equity securities, at cost	11,499	11,690	9,500
Other real estate, net	1,000	1,000	1,650
Cash surrender value of life insurance contracts	45,791	45,513	44,630
Deferred tax assets, net	4,730	7,428	7,681
Goodwill	43,642	43,642	43,464
Core deposit intangibles	7,982	8,219	8,931
Other assets	10,617	9,091	6,915
TOTAL ASSETS	$1,761,926	$1,724,338	$1,611,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES

Deposits
Demand	$220,966	$216,937	$228,121
Interest-bearing demand	144,166	154,218	150,188
Savings and money market deposit accounts	398,366	401,308	360,134
Time	747,823	665,440	610,942
Total deposits	1,511,321	1,437,903	1,349,385
Accrued interest payable	990	1,063	814
Subordinated debentures	11,624	11,603	11,542
Federal Home Loan Bank advances	15,309	57,498	42,061
Dividends payable	1,035	1,036	918
Other liabilities	6,528	6,821	5,954
TOTAL LIABILITIES	1,546,807	1,515,924	1,410,674

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 11,502,285, 11,530,810, and 11,479,608 shares issued and outstanding at March 31, 2019, December 31, 2018, and March 31, 2018, respectively	11,502	11,531	11,480
Additional paid-in capital	172,886	173,238	172,538
Retained earnings	30,119	27,329	19,870
Accumulated other comprehensive income (loss)	612	(3,684)	(2,937)
TOTAL STOCKHOLDERS’ EQUITY	215,119	208,414	200,951
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,761,926	$1,724,338	$1,611,625

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)
	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
INTEREST INCOME
Interest and fees on loans	$16,169	$15,854	$13,558
Interest and fees on loans held for sale	153	177	481
Interest on investment securities, taxable	503	462	507
Interest on investment securities, nontaxable	1,718	1,684	1,504
Federal funds sold and other	300	286	312

TOTAL INTEREST INCOME	18,843	18,463	16,362

INTEREST EXPENSE
Deposits
Demand	111	103	77
Savings and money market	1,130	880	478
Time	3,571	3,125	1,996
Federal Home Loan Bank advances and other	377	580	272
Subordinated debentures	193	198	157
TOTAL INTEREST EXPENSE	5,382	4,886	2,980

NET INTEREST INCOME	13,461	13,577	13,382

PROVISION FOR LOAN LOSSES	—	276	137
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,461	13,301	13,245
NONINTEREST INCOME
Service charges on deposit accounts	884	915	771
Gains on mortgage loans sold, net	560	357	1,705
Gain on securities transactions, net	131	—	—
Gain on sale of other real estate	—	—	89
Loss on disposal of premises and equipment	—	(3)	—
Other	363	355	426
TOTAL NONINTEREST INCOME	1,938	1,624	2,991
NONINTEREST EXPENSE
Salaries and employee benefits	7,265	7,030	6,954
Occupancy	1,352	1,276	1,229
Information technology	1,410	1,420	1,349
Advertising and public relations	254	187	89
Audit, legal and consulting	796	949	623
Federal deposit insurance	195	163	196
Merger expenses	2	32	177
Other operating	1,472	1,139	1,545
TOTAL NONINTEREST EXPENSE	12,746	12,196	12,162
INCOME BEFORE PROVISION FOR INCOME TAXES	2,653	2,729	4,074
INCOME TAX EXPENSE	372	(59)	797
CONSOLIDATED NET INCOME	2,281	2,788	3,277
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	1,543	1,335	464
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$3,824	$4,123	$3,741
Basic net income attributable to common shareholders, per share	$0.34	$0.36	$0.33
Diluted net income attributable to common shareholders, per share	$0.33	$0.36	$0.33

RELIANT BANCORP, INC. SEGMENT FINANCIAL INFORMATION FOR THE PERIODS INDICATED (Dollar Amounts in Thousands) (Unaudited)

Retail Banking
	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net interest income	$13,373	$13,479	$13,044
Provision for loan losses	—	276	137
Noninterest income	1,378	1,266	1,288

Noninterest expense (excluding merger expenses)	10,445	10,284	9,451
Merger expense	2	32	177

Income before provision for income taxes	4,304	4,153	4,567
Income tax expense	480	30	826

Net income attributable to common shareholders	$3,824	$4,123	$3,741

Residential Mortgage Banking
	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net interest income	$88	$98	$338
Provision for loan losses	—	—	—
Noninterest income	560	358	1,703
Noninterest expense	2,299	1,880	2,534

Loss before provision for income taxes	(1,651)	(1,424)	(493)
Income tax benefit	(108)	(89)	(29)
Net loss	(1,543)	(1,335)	(464)

Noncontrolling interest in net loss of subsidiary	1,543	1,335	464
Net income attributable to common shareholders	$—	$—	$—

The above financial information is presented, net of intercompany eliminations.

RELIANT BANCORP, INC. SELECTED QUARTERLY FINANCIAL DATA AT OR FOR THE STATED THREE MONTHS ENDED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	March 31, 2019	December 31, 2018	March 31, 2018
Per Common Share Data
Net income attributable to shareholders, per share
Basic	$0.34	$0.36	$0.33
Diluted	$0.33	$0.36	$0.33
Book value per common share	$18.70	$18.07	$17.51
Tangible book value per common share	$14.21	$13.58	$12.94
Basic weighted average common shares	11,405,438	11,420,432	11,385,323
Diluted weighted average common shares	11,487,145	11,501,758	11,477,934
Common shares outstanding at period end	11,502,285	11,530,810	11,479,608

Selected Balance Sheet Data
Average loans	$1,238,341	$1,201,866	$1,088,166
Average earning assets (1)	1,590,342	1,548,083	1,478,465
Average total assets	1,731,177	1,689,668	1,613,086
Average stockholders' equity	209,461	205,629	201,433

Selected Asset Quality Measures
Nonaccrual loans	$4,582	$4,194	$6,427
90+ days past due still accruing	566	6	4
Total nonperforming loans	5,148	4,200	6,431
Total nonperforming assets (2)	6,148	5,200	8,081
Net charge offs (recoveries)	(462)	82	138
Nonperforming loans to total loans	0.41%	0.34%	0.58%
Nonperforming assets to total assets	0.35%	0.30%	0.50%
Nonperforming assets to total loans and other real estate	0.49%	0.42%	0.73%
Allowance for loan losses to total loans	0.90%	0.88%	0.88%
Allowance for loan losses to nonperforming loans	220.55%	259.33%	151.31%
Net charge offs (recoveries) to average loans (3)	(0.15)%	0.03%	0.05%

Capital Ratios (Bank Subsidiary Only)(4)
Tier 1 leverage	9.99%	10.17%	10.25%
Common equity tier 1	12.07%	12.19%	12.85%
Total risk-based capital	12.92%	13.02%	13.65%

Selected Performance Ratios (3)
Return on average assets (ROA)	0.88%	0.98%	0.93%
Return on average stockholders' equity (ROE)	7.30%	8.02%	7.43%
Net interest margin	3.63%	3.82%	3.79%

(1) Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2) Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate.
(3) Data has been annualized.
(4) Current quarter capital ratios are estimated.

RELIANT BANCORP, INC. YIELD TABLES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands) (Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018			Three Months Ended March 31, 2018
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,238,341	5.16	$15,463	$1,201,866	5.28	$15,136	$1,088,166	4.81	$12,872
Loan fees	—	0.23	706	—	0.24	718	—	0.26	686
Loans with fees	1,238,341	5.39	16,169	1,201,866	5.52	15,854	1,088,166	5.07	13,558
Mortgage loans held for sale	10,747	5.77	153	13,744	5.11	177	39,235	4.97	481
Deposits with banks	27,643	1.73	118	27,581	1.44	100	50,206	1.34	166
Investment securities - taxable	72,464	2.82	503	69,855	2.62	462	72,678	2.83	507
Investment securities - tax-exempt	228,497	3.86	1,718	222,598	3.81	1,684	218,246	3.57	1,504
Federal funds sold and other	12,650	5.83	182	12,439	5.93	186	9,934	5.96	146
Total earning assets	1,590,342	5.00	18,843	1,548,083	5.07	18,463	1,478,465	4.61	16,362
Nonearning assets	140,835			141,585			134,621
Total assets	$1,731,177			$1,689,668			$1,613,086
Interest bearing liabilities
Interest bearing demand	$148,649	0.30	$111	$145,810	0.28	$103	$154,318	0.20	$77
Savings and money market	400,328	1.14	1,130	358,300	0.97	880	344,641	0.56	478
Time deposits - retail	577,270	2.05	2,921	564,610	1.84	2,624	516,424	1.31	1,664
Time deposits - wholesale	106,625	2.47	650	87,671	2.27	501	95,743	1.41	332
Total interest bearing deposits	1,232,872	1.58	4,812	1,156,391	1.41	4,108	1,111,126	0.93	2,551
Federal Home Loan Bank advances	56,718	2.70	377	90,247	2.55	580	70,172	1.57	272
Subordinated debt	11,613	6.74	193	11,597	6.77	198	11,536	5.52	157
Total borrowed funds	68,331	3.38	570	101,844	3.03	778	81,708	2.13	429
Total interest-bearing liabilities	1,301,203	1.68	5,382	1,258,235	1.54	4,886	1,192,834	1.01	2,980
Net interest rate spread (%) / Net interest income ($)		3.32	13,461		3.53	13,577		3.60	13,382
Non-interest bearing deposits	211,122	(0.24)		221,564	(0.23)		212,614	(0.15)
Other non-interest bearing liabilities	9,391			4,240			6,205
Stockholder's equity	209,461			205,629			201,433
Total liabilities and stockholders' equity	$1,731,177			$1,689,668			$1,613,086
Cost of funds		1.44			1.31			0.86
Net interest margin		3.63			3.82			3.79

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis including a state tax credit included in loan yields of $300, $868, and $25, respectively for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Tax equivalent net interest income (1)(2)	$14,221	$14,899	$13,826
Purchase accounting adjustments	(332)	(456)	(508)
Tax credits	(300)	(868)	(25)
Adjusted net interest income	$13,889	$14,443	$13,318
Adjusted net interest margin	3.47%	3.48%	3.65%

Adjusted net income attributable to common shareholders and Related Impact (1)
Net income attributable to common shareholders	$3,824	$4,123	$3,741
Purchase accounting adjustments	(79)	(203)	(293)
Merger expenses	2	32	177
Pre-tax adjustments to net income	(77)	(171)	(116)
Tax effect of adjustments to net income	(21)	(45)	(53)
After tax adjustments to net income	$(56)	$(126)	$(63)
Adjusted net income attributable to common shareholders	$3,768	$3,997	$3,678
Adjusted return on average assets	0.87%	0.95%	0.91%
Adjusted return on average stockholders' equity	7.20%	7.78%	7.30%
Adjusted net income attributable to common shareholders, per diluted share	$0.33	$0.35	$0.32

Tangible assets: (1)
Total assets	$1,761,926	$1,724,338	$1,611,625
Less: goodwill	43,642	43,642	43,464
Core deposit intangibles	7,982	8,219	8,931
Net tangible assets	$1,710,302	$1,672,477	$1,559,230

Tangible equity: (1)
Total stockholders' equity	$215,119	$208,414	$200,951
Less: goodwill	43,642	43,642	43,464
Core deposit intangibles	7,982	8,219	8,931
Net tangible common equity	$163,495	$156,553	$148,556

Ratio of tangible common equity to tangible assets	9.56%	9.36%	9.53%

Average tangible stockholders' equity: (1)
Average stockholders' equity	$209,461	$205,629	$201,433
Less: average goodwill	43,642	43,642	43,464
Average core deposit intangibles	8,071	8,306	9,047
Net average tangible common equity	$157,748	$153,681	$148,922

Return on tangible common equity (ROTCE)	9.70%	10.73%	10.05%
Adjusted ROTCE	9.55%	10.40%	9.88%
(1) Not a recognized measure under generally accepted accounting principles (GAAP).
(2) Amount includes tax equivalent adjustment to quantify the tax equivalent net interest income.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Efficiency ratio (subsidiary bank only excluding mortgage segment)(1)
Non-interest expense	$9,972	$9,716	$8,980
Net interest income	13,566	13,677	13,044
Tax equivalent adjustment for tax exempt
interest income	760	1,322	445
Non-interest income	1,378	1,266	1,288
Less gain on sale of other real estate	—	—	(89)
Less gain on sale of securities	(131)	—	—
Add loss (less gain) on disposal of premises and equipment	—	3	—
Adjusted operating income	$15,573	$16,268	$14,688

Efficiency Ratio	64.04%	59.72%	61.14%

Adjusted loan loss reserve: (1)
Allowance for loan losses	$11,354	$10,892	$9,731
Purchase loan discounts	4,117	4,525	6,496
Loan loss reserve and purchase loan discounts	$15,471	$15,417	$16,227

Allowance for loan losses and purchase loan discounts to total loans	1.23%	1.29%	1.47%
(1) Not a recognized measure under generally accepted accounting principles (GAAP).

CONTACT:
DeVan Ard, Jr., Chairman, President and CEO, Reliant Bancorp, Inc. (615.221.2020)